Exhibit 3.1

DATE:	DOCUMENT ID	DESCRIPTION	FILING	EXPED	PENALTY	CERT	COPY
08/24/2007	200723600506	DOMESTIC/AMENDMENT TO ARTICLES (AMD)	50.00	.00	.00	.00	.00

Receipt

This is not a bill. Please do not remit payment.

CARLILE, PATCHEN & MURPHY
366 E. BROAD STREET
COLUMBUS, OH 43215

STATE OF OHIO

CERTIFICATE

Ohio Secretary of State, Jennifer Brunner

701856

It is hereby certified that the Secretary of State of Ohio has custody of the business records for

SCI ENGINEERED MATERIALS, INC.

and, that said business records show the filing and recording of:

Document(s)	Document No(s):
DOMESTIC/AMENDMENT TO ARTICLES	**200723600506**


THE SEAL OF THE SECRETARY OF STATE OF OHIO

United States of America
State of Ohio
Office of the Secretary of State

Witness my hand and the seal of the Secretary of State at Columbus, Ohio this 23rd day of August, A.D. 2007.

Ohio Secretary of State

Prescribed by Jennifer Brunner
Ohio Secretary of State
Central Ohio: (614) 466-3910
Toll Free: 1-877-SOS-FILE (1-877-767-3453)

www.state.oh.us/sos
e-mail: busserv@sos.state.oh.us

Expedite this Form: (Select One)	
Mail Form to one of the Following:	
○ Yes	PO Box 1390 Columbus, OH 43216 *** Requires an additional fee of $100 ***
◉ No	PO Box 1028 Columbus, OH 43216

Certificate of Amendment by Shareholders or Members

(Domestic)

Filing Fee $50.00

(CHECK ONLY ONE (1) BOX)

(1) Domestic for Profit	PLEASE READ INSTRUCTIONS	(2) Domestic Non-Profit	
☐ Amended (122-AMAP)	☑ Amendment (125-AMDS)	☐ Amended (126-AMAN)	☐ Amendment (128-AMD)

Complete the general information in this section for the box checked above.

Name of Corporation: SUPERCONDUCTIVE COMPONENTS, INC.

Charter Number: 701856

Name of Officer: DANIEL ROONEY

Title: PRESIDENT

☐ Please check if additional provisions attached.

The above named Ohio corporation, does hereby certify that:

☑ A meeting of the ☑ shareholders ☐ directors *(non-profit amended articles only)*

☐ members was duly called and held on August 22, 2007 (Date)

at which meeting a quorum was present in person or by proxy, based upon the quorum present, an affirmative vote was cast which entitled them to exercise 80.2 % as the voting power of the corporation

☐ In a writing signed by all of the ☐ shareholders ☐ directors *(non-profit amended articles only)*
☐ members who would be entitled to the notice of a meeting or such other proportion not less than a majority as the articles of regulations or bylaws permit.

2007 AUG 23 PM 2:29
CLIENT SERVICE CENTER
RECEIVED
SECRETARY OF STATE

Clause applies if amended box is checked.

Resolved, that the following amended articles of incorporations be and the same are hereby adopted to supercede and take the place of the existing articles of incorporation and all amendments thereto.

All of the following information must be completed if an amended box is checked.
If an amendment box is checked, complete the areas that apply.

FIRST: The name of the corporation is: SCI ENGINEERED MATERIALS, INC.

SECOND: The place in the State of Ohio where its principal office is located is in the City of:

______________________ ______________________
(city, village or township) (county)

THIRD: The purposes of the corporation are as follows:

FOURTH: The number of shares which the corporation is authorized to have outstanding is: ______
(Does not apply to box (2))

REQUIRED
Must be authenticated (signed) by an authorized representative
(See Instructions)

026357 001
755057

Daniel Rooney, President — Date: 8/22/07

Authorized Representative — Date

Authorized Representative — Date